Exhibit 99.1

          Navigant Consulting, Inc. Announces Fourth Quarter and Full Year 2004 Financial Results

    CHICAGO--(BUSINESS WIRE)--Feb. 10, 2005--Navigant Consulting, Inc.
(NYSE:NCI).

    -- Fourth quarter revenues increased 59 percent to $129.3 million, EBITDA was up 107 percent to $22.8 million, and EPS doubled to $0.22, compared to fourth quarter 2003.

    -- Full year 2004 revenues increased 52 percent to $482.1 million, EBITDA increased 99 percent to $82.2 million, and EPS doubled to $0.80 compared to 2003 results.

    -- Billable consultant headcount increased by 52 professionals in the fourth quarter, ending the 2004 year at 1,556, up 62 percent, from 959 at December 31, 2003.

    Navigant Consulting, Inc. (NYSE: NCI), a specialized consulting firm providing dispute, financial, regulatory and operational advisory services primarily to companies in regulated industries, government agencies and legal counsel, today announced financial results for the 2004 fourth quarter and full year.

    Fourth Quarter 2004 Financial Results

    "The Company's strong fourth quarter performance capped a terrific 2004 and demonstrates the solid financial and market momentum that positions us for continued success in 2005," stated William M. Goodyear, Chairman and Chief Executive Officer. Revenues for the fourth quarter of 2004 were $129.3 million, a 59 percent increase compared to fourth quarter 2003 revenues of $81.2 million, and an increase over third quarter revenues of $126.3 million. EBITDA was $22.8 million for the quarter ended December 31, 2004. This is an increase of 107 percent from $11.0 million for the fourth quarter of 2003, and slightly higher than 2004 third quarter EBITDA of $22.3 million.
    EBITDA as a percentage of revenues before reimbursements was 20 percent, up significantly from 15 percent during the fourth quarter of 2003. Net income per diluted share ("EPS") was $0.22 in the fourth quarter of 2004, double the results of $0.11 in the prior year comparable period, and consistent with EPS in the third quarter of 2004. The Company's core Litigation & Investigations, Healthcare, Financial & Insurance Services, and Government Contracting practices all had strong fourth quarter and full year results.

    Annual 2004 Financial Results

    Revenues for the year ended December 31, 2004 were $482.1 million, a 52 percent increase compared to 2003 revenues of $317.8 million. Full year 2004 EBITDA was $82.2 million, approximately double the $41.2 million delivered in 2003. EBITDA as a percentage of revenues before reimbursements was 19 percent, an increase from 15 percent in 2003. EPS for 2004 was $0.80, double the $0.40 generated in 2003.
    "The fourth quarter and full year 2004 results reflect the significant investments we have made in people and practices to strengthen our platform and position the Company for future success in 2005 and beyond," stated Mr. Goodyear. "Our ability to absorb the costs of these growth investments, while concurrently improving margins, was very gratifying. The Company remains well positioned to benefit from strong continuing demand for our services from industries facing critical, long-term, business and regulatory challenges, as well as from companies facing unprecedented litigation and investigative inquires."

    Business Metrics

    In the fourth quarter, billable consultant headcount increased a net 52 professionals, with approximately 40 percent at partner comparable levels. Total billable consultant headcount on December 31, 2004 was 1,556, a 62 percent increase from 959 consultants at year-end 2003. Company-wide utilization in the fourth quarter was 66 percent, compared to 71 percent in the third quarter of 2004 and 69 percent in the fourth quarter of 2003. The three percent decline in year over year comparable period utilization reflects the impact of recruiting and training over 300 consultants hired in the third and fourth quarters of 2004. Full year utilization for 2004 was 72 percent, the same rate as in 2003.
    "We are enthusiastic about our opportunities in 2005, given our success in attracting high quality talent to the Company in 2004," stated Julie Howard, Chief Operating Officer. "We expect to continue to remain active in the marketplace throughout 2005 as we execute on our strategy to build a specialized consulting firm providing a balanced and complementary portfolio of services. We will also be focused on retention this year, to maximize our human capital investments and to promote long-term career potential for our professionals," Ms. Howard added.
    Annualized revenue per consultant continued its year-over-year improvement, increasing to $365,000 from $334,000 in 2003. Annualized attrition was 17 percent for the full year 2004, in comparison to 16 percent for the full year 2003. Days sales outstanding as of December 31, 2004 were 71 days, down significantly from 78 days as of September 30, 2004. The Company ended the year with no borrowings under its $150 million unsecured multi-bank credit facility and had $37 million in cash at December 31, 2004.

    Navigant Consulting acquires Casas, Benjamin & White

    As announced yesterday, Navigant Consulting acquired Casas, Benjamin & White, LLC ("CBW"), an independent corporate finance advisory firm that provides a range of capital restructuring and transactional initiatives to middle market companies, secured and unsecured creditors, private equity groups and other investors. CBW's services include restructuring and workout advisory, due diligence and merger, acquisition and divestiture advisory services. The investment reflects Navigant Consulting's ongoing strategy to establish a national footprint of financial advisory professionals with the industry expertise and technical proficiency to assist clients in executing restructuring and corporate finance solutions.

    Webcast of the Company's Announcement of Fourth Quarter and
Year-end 2004 Results

    A webcast of management's presentation of the Company's fourth quarter and year-end financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, April 18, 2005.

    About Navigant Consulting

    Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing litigation, financial, healthcare, energy and operational consulting services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.

    Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: dependence on key personnel, acquisitions and acquisitions under consideration, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices, significant client assignments, conflicts of interest, the ability to meet the challenges of rapid growth and intense competition, professional liability, any significant decline in the market value of the Company's securities that would affect its ability to attract, retain and motivate its consultants, possible legislative and regulatory changes, including without limitation federal class action, asbestos and medical malpractice reform legislation, and general economic conditions.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)
                              (Unaudited)

                                         For the three months ended
                                      --------------------------------
                                    December 31, September   December
                                          2004    30, 2004   31, 2003
                                      --------------------------------
Revenues before reimbursements           $114,760  $111,183   $71,417
Reimbursements                             14,546    15,106     9,776
                                      --------------------------------
   Total revenues                         129,306   126,289    81,193
Cost of services before reimbursable
 expenses                                  67,955    64,891    42,242
Reimbursable expenses                      14,546    15,106     9,776
                                      --------------------------------
   Cost of services                        82,501    79,997    52,018
Stock-based compensation expense            2,703     2,285     3,008
Restructuring costs                             0       200         0
Litigation and settlements                      0         0       440
General and administrative expenses        21,272    21,510    14,739
                                      --------------------------------
   Earnings before interest, taxes,
    depreciation and amortization
    (EBITDA)                               22,830    22,297    10,988
Depreciation                                2,114     2,149     1,854
Amortization                                1,191     1,118       395
                                      --------------------------------
   Operating income                        19,525    19,030     8,739
Other income (expense), net                  (509)     (450)       75
                                      --------------------------------
Income before income tax expense           19,016    18,580     8,814
Income tax expense                          7,867     7,628     3,738
                                      --------------------------------
   Net income                             $11,149   $10,952    $5,076
                                      ================================

Net income per diluted share                $0.22     $0.22     $0.11
                                      ================================
Shares used in computing net income
 per diluted share                         50,918    50,656    47,986

Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before reimbursable expenses  59%       58%       59%
Reimbursable expenses                          13%       14%       14%
General and administrative expenses            19%       19%       21%

EBITDA                                         20%       20%       15%
Operating income                               17%       17%       12%
Net income                                     10%       10%        7%


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)
                              (Unaudited)


                                           For the twelve months ended
                                             -------------------------
                                            December 31,  December 31,
                                                   2004          2003
                                             -------------------------
Revenues before reimbursements                   $426,867    $276,130
Reimbursements                                     55,252      41,652
                                             -------------------------
    Total revenues                                482,119     317,782

Cost of services before reimbursable expenses     248,954     160,080
Reimbursable expenses                              55,252      41,652
                                             -------------------------
    Cost of services                              304,206     201,732
Stock-based compensation expense                    9,588      11,107
Restructuring costs                                 1,091           0
Litigation and settlements                            385         440
General and administrative expenses                84,673      63,292
                                             -------------------------
    Earnings before interest, taxes,
     depreciation and amortization (EBITDA)        82,176      41,211
Depreciation                                        8,312       7,488
Amortization                                        3,563       1,880
                                             -------------------------
    Operating income                               70,301      31,843
Other income (expense), net                        (1,864)        264
                                             -------------------------
Income before income tax expense                   68,437      32,107
Income tax expense                                 28,062      13,399
                                             -------------------------
    Net income                                    $40,375     $18,708
                                             =========================

Net income per diluted share                        $0.80       $0.40
                                             =========================
Shares used in computing net income per
 diluted shares                                    50,247      47,029

Percentage of revenues before reimbursements:
----------------------------------------------------------
Cost of services before reimbursable expenses          58%         58%
Reimbursable expenses                                  13%         15%
General and administrative expenses                    20%         23%

EBITDA                                                 19%         15%
Operating income                                       16%         12%
Net income                                              9%          7%


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
        CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                    (In thousands, except DSO data)
                              (Unaudited)

                                    December 31,  September   December
Assets                                     2004   30, 2004    31, 2003
----------------------------------------------------------------------
Cash and cash equivalents               $36,897    $15,860    $38,402
Trade accounts receivable, net          111,157    121,347     68,715
Prepaid and other assets                 18,304     13,121      9,546
                                    ----------------------------------
    Total current assets                166,358    150,328    116,663

Property and equipment, net              27,381     27,173     19,958
Intangible assets, net                  224,845    209,860    112,075
Other non-current assets, net               223      3,795      6,620
                                    ----------------------------------
    Total assets                       $418,807   $391,156   $255,316
                                    ==================================

Liabilities and Stockholders' Equity
------------------------------------
Bank borrowings                              $0    $18,000         $0
Current liabilities                     117,885     98,492     64,797
Other liabilities                        12,248     11,005      1,761
Stockholders' equity                    288,674    263,659    188,758
                                    ----------------------------------

    Total liabilities and
     stockholders' equity              $418,807   $391,156   $255,316
                                    ==================================

Selected Data

Days sales outstanding, net (DSO)(a)    71 days    78 days    72 days
                                    ==================================

(a) Includes deferred revenue.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
   STOCK-BASED COMPENSATION EXPENSE FOR QUARTERLY AND ANNUAL PERIODS
             ACTUAL AND PROJECTED AS OF DECEMBER 31, 2004
                       (Unaudited, in millions)


            2003 2003 2003 2003  2003  2004 2004 2004 2004 2004  2005
                                 ----                      ----  ----
                                                                 Proj-
             Q1   Q2   Q3   Q4          Q1   Q2   Q3   Q4        ected
             --   --   --   --          --   --   --   --
Total restricted
 stock/units
 expense
 (Note 1)   $1.9 $1.8 $1.6 $1.0  $6.3  $2.2 $1.7 $1.9 $1.9 $7.7  $9.2

Variable
stock-based
compensation
 expense
 (Note 2)   (0.2) 2.7  0.3  2.0   4.8   0.4  0.3  0.4  0.8 $1.9   TBD
            -------------------------- ------------------------- -----

Total stock-based
 compensation
 expense    $1.7 $4.5 $1.9 $3.0 $11.1  $2.6 $2.0 $2.3 $2.7 $9.6   TBD
            ========================== ========================= =====


    Note 1: Restricted stock and restricted stock unit expense relates to grants to employees under various plans, as previously disclosed and described in the Company's SEC filings. Projected expense for future periods includes expense associated with prior grants, as well as estimated future grants. Actual future grants are subject to the Company's future financial performance.

    Note 2: Stock-based compensation expense subject to variable accounting relates to stock options and stock appreciation rights issued in the second and third quarters of 2000. Each quarter, the Company records an expense for the difference between the grant price and the quarter-end stock price. As of December 31, 2004, awards relating to approximately 124,000 shares of stock were subject to variable accounting expense. As of December 31, 2004, the Company's stock price was $26.60 and the weighted-average grant price of the awards was $4.85.

    CONTACT: Navigant Consulting, Inc.
             Ben W. Perks, 312-573-5630
             bperks@navigantconsulting.com
             or
             Andrew J. Bosman, 312-573-5631
             abosman@navigantconsulting.com